Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is effective as of October 23, 2006, by and between QUEST GROUP INTERNATIONAL, INC., a Nevada corporation (the “Company”), and MATHEW EVANS, an individual (the “Executive”).

In consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.            Employment; Location. The Company hereby employs Executive and Executive hereby accepts such employment in Utah County in the State of Utah or in such other location as may be mutually agreed between the parties.

2.             Term. The Company agrees to employ Executive and Executive agrees to accept employment with the Company for a term (the “Term”) commencing on the date hereof and continuing for six month period thereafter, unless earlier terminated pursuant to Section 6 below.

3.	Duties and Authorities. During the Term (as defined below):

3.1         Executive shall be appointed and serve as the President, Secretary and Treasurer of the Company. Executive will work of the Company on a part-time basis. If appointed or requested by the Company’s Board of Directors (the “Board”), the Executive shall also serve during all or any part of the Term as any other officer of the Company or any subsidiary thereof without any additional compensation therefor other than as specified in this Agreement. Executive shall have responsibilities, duties and authority reasonably accorded to and expected of such positions and such other responsibilities and duties as required by the Bylaws of the Company and as reasonably assigned by the Board from time to time.

3.2         Except as otherwise expressly provided herein, Executive shall diligently execute such duties and shall devote his skills and efforts to such duties, subject to the general supervision and control of the Board.

4.            Compensation and Benefits. The Company shall pay Executive, and Executive accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

4.1           Salary. The Company shall pay Executive a salary of Fifteen Thousand Dollars ($15,000.00) for services rendered during the six month term of this Agreement, payable in equal installments twice monthly or at more frequent intervals in accordance with the Company’s customary pay schedule.

5.            Business Expenses. Executive may incur reasonable, ordinary and necessary business expenses in the course of his performance of his obligations under this Agreement, including expenses for travel, food and entertainment. The Company shall reimburse Executive for all such business expenses if (a) such expenses are incurred by Executive in accordance with the Company’s business expense reimbursement policy, if any, as may be established and modified by the Company from time to time, and (b) Executive provides to the Company a record of (1) the amount of the expense, (2) the date, place and nature of the expense, (3) the business reason for the expense and (4) all supporting documentation as may be required from time to time by the relevant tax laws or regulations.

6.	Termination.

6.1           Termination With or Without Cause. The Company may terminate Executive’s Employment at any time for any reason (or no reason) prior to the expiration of the six month term of this Agreement, as determined by the Board, provided the Company pay Executive’s the sum of $15,000 (his salary as described in Section 4.1) less any prior salary amounts paid to Executive hereunder.

7.            Confidential Information. Executive acknowledges that during his employment or consultancy with the Company he will develop, discover, have access to and/or become acquainted with technical, financial, marketing, personnel and other information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary nature (“Confidential Information”). Executive agrees that all files, records, documents and the like relating to such Confidential Information, whether prepared by him or otherwise coming into his possession, shall remain the exclusive property of the Company, and Executive hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which he may acquire in any Confidential Information. Executive further agrees not to disclose or use any Confidential Information and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of his employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing his duties under this Agreement. Upon termination of Executive’s employment or consultancy with the Company for any reason, (a) Executive shall promptly deliver to the Company all materials, documents, data, equipment and other physical property of any nature containing or pertaining to any Confidential Information, and (b) Executive shall not take from the Company’s premises any such material or equipment or any reproduction thereof.

8.             No Conflicts. Executive hereby represents that, to the best of his knowledge, his performance of all the terms of this Agreement and his work as an employee or consultant of the Company does not breach any oral or written agreement which he has made prior to his employment with the Company.

9.             Assignment. This Agreement is for the unique personal services of Executive and is not assignable or delegable in whole or in part by Executive without the consent of the Board. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

10.           Waiver or Modification. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties hereto.

11.          Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the specific subject matter covered herein and therein and supersede all prior oral or written understandings and agreements with respect to such specific subject matter.

12.           Severability. If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain enforceable in full force and effect, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of such affected provision to preserve the enforceability thereof to the maximum extent then permitted by law.

13.           Notices. All notices thereunder shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile transmission, sent by overnight courier service, or sent by United States mail, return receipt requested. Such notices shall be deemed to have been given: (a) if delivered in person, on the date of delivery; (b) if delivered by facsimile transmission, on the date of transmission if transmitted by 5:00 p.m. (Salt Lake City time) on a business day or, if not, on the next succeeding business day; provided that a copy of such notice is also sent the same day as the facsimile transmission by any other means permitted herein; (c) if delivered by overnight courier, on the date that delivery is first attempted; or (d) if by United States mail, on the earlier of two (2) business days after depositing in the United States mail, postage prepaid and properly addressed, or the date delivery is first attempted. Notices shall be addressed as set forth as set forth on the signature page hereof, or to such other address as the party to whom such notice is intended shall have previously designated by written notice to the serving party. Notices shall be deemed effective upon receipt.

14.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to the choice of law provisions thereof.

15.          Attorneys’ Fees. In the event an action or proceeding is brought by any party under this Agreement to enforce or construe any of its terms, the party that prevails by enforcing this Agreement shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys’ fees incurred in connection with such action or proceeding.

16.          Construction. Whenever the context requires, the singular shall include the plural and the plural shall include the singular, the whole shall include any part thereof, and any gender shall include all other genders. The headings in this Agreement are for convenience only and shall not limit, enlarge, or otherwise affect any of the terms of this Agreement. Unless otherwise indicated, all references in this Agreement to sections refer to the corresponding sections of this Agreement. This Agreement shall be construed as though all parties had drafted it.

17.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Counterparts and signatures transmitted by facsimile shall be valid, effective and enforceable as originals.

IN WITNESS WHEREOF, Executive has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

“Company”:

QUEST GROUP INTERNATIONAL, INC.

By: /s/ Matthew Evans

Name: Matthew Evans

Title: President

Address:

Quest Group International, Inc.

Attn: Board of Directors

967 W. Center, Orem, Utah 84057

Fax: (801) 765-1301

“Executive”:

/s/ Matthew Evans

Matthew Evans, individually

Address:

1878 East Cobblestone Road

Springville, Utah 84663